Exhibit 99.1

Vision Innovation Speed Performance InterDigital Communications Corporation April 2006

This presentation contains forward-looking statements regarding InterDigital's current beliefs, plans and expectations as to: (i) our strategy; (ii) our first quarter 2006 revenue projections; (iii) our future annual revenue potential; (iv) our ability to leverage existing patents and enhance our product offerings; (v) future global handset sales; and, (vi) the growth of our 3G licensing program. Such statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) the market relevance of our technologies, changes in technology preferences of strategic partners or consumers, our ability to leverage our existing and enter into additional strategic relationships, and our ability to leverage existing agreements with General Dynamics, Philips and Infineon; (ii) unanticipated inaccuracies in our licensee's royalty reports received during first quarter 2006; (iii) ability to enter into additional license agreements; (iv) unfavorable outcomes in patent disputes; and (v) inaccuracy in market projections. (C) 2006 InterDigital Communications Corporation. All rights reserved.

InterDigital at a Glance

- Pioneered development of advanced digital wireless technologies
  - 30+ year history of invention and worldwide deployments
  - Focus on complete systems solutions
- Key contributor to standards bodies
  - 2G & 3G cellular, 802 Wireless
- Highly successful licensor
  - 2G, 2.5G, 3G and emerging 802 patent portfolio
- Strong financial condition

InterDigital®
© 2006 InterDigital Communications Corporation. All rights reserved.
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Financial Strength and Expanding Revenues in millions Solid Balance Sheet Revenue Base Reflects Additional Revenue Streams $45 $40 $140 $120 $35 $100 $30 $80 $25 $60 $20 $40 $15 $10 $20 $5 $0 $0 2003 2004 2005 Q1Q2 Q3Q4 2005 Cash & ST Investments Share Repurchases iii Recurrng Royaltes * Tech Solutons * Excludes payments for past sales (C) 2006 InterDigital Communications Corporation. All rights reserved.

Entering 2006 with Bright Prospects o Added LG Electronics as New Licensee o Q1 '06 Revenue Projected to Grow to $50 Million -$52 Million o Focused Investments, Disciplined Expense Management o $100 Million Share Repurchase Authorization in March 2006 o Expanded Corporate Development Focus (C) 2006 InterDigital Communications Corporation. All rights reserved.

Leading Brands License Our Patents All trademarks are the sole property of their respective owners. (C) 2006 InterDigital Communications Corporation. All rights reserved.

Building and Providing Technology Solutions



Application Layer
3G PLATFORM
MODEM
Layer 2/3
GSM/GPRS EDGE
Licensed from Infineon
WCDMA R4
Infineon General Dynamics
HSDPA R5
Infineon
HSUPA R6
Layer 1
GSM/GPRS EDGE
Acquire/ Partner
WCDMA R4
General Dynamics
HSDPA R5
Philips
HSUPA R6
Layer 0
Radio
Customers/Partners
Technology in Development

InterDigital®
© 2006 InterDigital Communications Corporation. All rights reserved.
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Our Goal: Secure Revenue on Every 3G Mobile Device o Over 1.2 Billion Mobile Phones to Ship in 2010 - 60% expected to be 3G 1,400 1,200 1,000 800 600 400 200 0 2004 2005 2006 2007 2008 2009 2010 2G/2.5G 3G (CDMA) 3G (WCDMA) Global Handset Sales by Technology Source: Strategy Analytics (C) 2006 InterDigital Communications Corporation. All rights reserved. 8

Tremendous Opportunity

2010 as an example

Annual Potential Revenue
(in $ millions)

Avg. $ per Device	25%	50%	75%	100%
$2.00	$300	$600	$900	$1200
$1.50	$225	$450	$675	$900
$1.00	$150	$300	$450	$600
$0.50	$ 75	$150	$225	$300

Percent of Market Covered

InterDigital
© 2006 InterDigital Communications Corporation. All rights reserved.
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How Do We Succeed? o Leverage Existing 2,000+ Patents Covering Digital Wireless Technologies o Enhance and Leverage Product Offerings o Focus IPR and Technology Development on Mobile Devices (C) 2006 InterDigital Communications Corporation. All rights reserved.

We are on the right path

Patent licensing – *continues to flourish*

- **Solid and growing position in 3G market**
  - 35 - 40% of WCDMA and cdma2000® mobile devices covered
  - 5 new 3G licensees in past 6 months

Product offering – *assembling a complete solution*

- **Complete WCDMA Release 4 solution**
- **Leading HSDPA ASIC solution**
- **Licensed 2G Protocol Stack Software**

InterDigital®
© 2006 InterDigital Communications Corporation. All rights reserved.
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What to Expect -Synergy and Speed o Growth in 3G Patent License Revenue o Additional Customers for our ASIC and Protocol Stack Offerings o Deals that Leverage Synergy Between Patents and Technology Solutions Value Creation (C) 2006 InterDigital Communications Corporation. All rights reserved.

Vision Innovation Speed Performance Appendix April 2006

Licensees

as of April 7, 2006

Alcatel Espana	American Telephone and Telegraph Company (A
Arima Communications Corporation	Danger Inc.
Denso Corporation	High Tech Computer (HTC)
Hitachi Ltd.	Hop-On Wireless, Inc.
Hughes Network Systems Inc.	Infineon Technologies AG
Iwatsu America Inc.	Japan Radio
Kokusai Electric Co. Ltd.	Kyocera Corporation
LG Electronics Inc.	Lucent Technologies Inc.
Matsushita Communication Industrial Co. Ltd. (Panasonic)	Mitsubishi Electric Corporation
Nakayo Telecommunications, Inc.	NEC Corporation
Nokia Corporation	Oki Electric Industry Co. Ltd.
Option NV	Pacific Communication Sciences, Inc.
Qualcomm Incorporated	Quanta Computer Inc.
Research In Motion Limited	Robert Bosch GmbH
Samsung Electronics Co. Ltd.	Sanyo Electric Co. Ltd.
Sharp Corporation	Shintom Company Ltd.
Siemens Aktiengesellschaft	Sierra Wireless, Inc.
Sony Ericsson Mobile Communications AB	Telefonaktiebolaget LM Ericsson
Toshiba Corporation	UbiNetics Ltd.
Windshift Holdings, Inc.	

InterDigital®

© 2006 InterDigital Communications Corporation. All rights reserved.

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Vision Innovation Speed Performance April 2006